Exhibit 99.1

RADIANCY INC.

SPECIAL MEETING OF STOCKHOLDERS

                    , 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF RADIANCY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned stockholder of Radiancy, Inc., a Delaware corporation (“Radiancy”), having read the notice of special meeting of stockholders and the definitive joint proxy statement/prospectus, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints              or             , or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock and/or preferred stock which the undersigned may be entitled to vote at the special meeting of stockholders of Radiancy to be held at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017 at          a.m. New York City time, on                     , 2011, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the definitive joint proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1)	To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 4, 2011 (as it may be amended from time to time), among PhotoMedex, Inc., Radiancy and PHMD Merger Sub, Inc., a wholly owned subsidiary of PhotoMedex, Inc., a copy of which is attached as Annex A to this joint proxy statement/prospectus, pursuant to which Radiancy will become a wholly owned subsidiary of PhotoMedex, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	To approve the adjournment of the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal described above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Dated:                     , 2011

INDIVIDUAL OR JOINT HOLDER:

Signature

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Print Company Name Here

By:

Print Name Here

Its:
Print Title Here

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.